Exhibit 99.2

HOT TOPIC, INC.

CONSULTING SERVICES AGREEMENT

For Independent Contractors

This agreement (“Agreement”) is made as of January 27, 2006, by and between Hot Topic, Inc. (“Hot Topic”), a California corporation having its headquarters located at 18305 E. San Jose Ave., City of Industry, CA 91748, and Patricia Van Cleave, an individual (“Consultant”).

For valuable consideration, the parties agree as follows:

1.	SERVICES

The Consultant shall perform for Hot Topic the services described in the Statement of Work (“Statement of Work”) attached hereto and made a part of this Agreement (such services, collectively, the “Services”). The relationship between the parties hereto shall be that of independent contractors, and Consultant shall not represent otherwise and may not bind Hot Topic except as may be expressly set forth herein.

2.	PERIOD OF PERFORMANCE AND SCHEDULE

A.	The term of this Agreement shall commence as of the date hereof and continue until May 1, 2006, except to the extent earlier terminated as provided herein (the “Term”).

B.	The Consultant shall perform the Services in a timely manner, in accordance with any schedule therefor set forth in the Statement of Work.

3.	PRICE AND PAYMENT

A.	Hot Topic shall make payment of three installments of $25,000 each in consideration of Consultant’s obligations and performance hereunder. Payment will be made each month within the first seven calendar days.

B.	The Consultant shall not be reimbursed for expenses in connection with the Services.

C.	All taxes of every nature and kind, including, without limitation, franchise, net or gross income, license, occupation, or property taxes, shall be the responsibility of the Consultant, and Hot Topic shall have no obligation to the Consultant therefor. The Consultant shall report and pay, as an independent contractor, all taxes applicable to amounts received from Hot Topic hereunder. Neither Hot Topic nor any of its affiliates shall have any obligation whatsoever to make any other payment to Consultant not indicated herein or to make available any employee welfare, pension or fringe benefits of any kind (except as may be required under the severance letter executed by Hot Topic and Consultant contemporaneously herewith).

4.	CONFIDENTIALITY AND INVENTION OBLIGATIONS

The Consultant acknowledges her confidentiality and related obligations under the proprietary information agreement executed by the Consultant upon commencement of her employment with Hot Topic, and acknowledges and agrees the terms thereof shall apply to the period hereof.

5.	MISCELLANEOUS

This Agreement shall be construed and enforced in accordance with, and the validity and performance hereof shall be governed by, the laws of the State of California (excluding conflict of laws provisions). Upon any dispute between Hot Topic and Consultant under this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party reasonable attorneys’ fees and expenses incurred in contesting such dispute. If any provision of this Agreement is or becomes illegal or unenforceable in any jurisdiction, such provision shall be deemed amended to conform to the applicable laws of such jurisdiction so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it will be stricken, but the remainder of this Agreement shall remain in full force and effect.

6.	ENTIRE AGREEMENT

Except as herein expressly provided, this Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and shall supersede all previous negotiations, commitments, understandings and agreements.

7.	NOTICES

All notices or requests required to be given under this Agreement and all other communications related to this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, sent by a commonly-recognized overnight courier or mailed, first class, by registered or certified mail return receipt requested, addressed as follows, and shall be effective when received at the principal address of the respective parties.

8.	MODIFICATIONS

Except as expressly provided herein, no modifications to this Agreement shall be valid unless made in writing and signed by a duly authorized representative of Hot Topic and by the Consultant, and neither the acquiescence in any performance at variance to the provisions of this Agreement nor the failure to exercise any right or enforce any obligation hereunder shall be deemed a modification of this Agreement.

SIGNED by the parties as of the date hereof.

Hot Topic, Inc.		Consultant Name: Patricia Van Cleave

By:	/s/ Elizabeth McLaughlin	/s/ Patricia Van Cleave

Title:	Chief Executive Officer	Patricia Van Cleave

ATTACHMENT A

Statement of Work

Required Consultant Services:

•	Completion of applicable year-end reviews of employees who served under Consultant.

•	Reasonable telephone and e-mail availability during normal business hours to discuss business questions and issues related to areas of responsibility of Consultant during her employment.

•	Cooperation with year-end and other public reporting requirements of Hot Topic.

•	Other transition activities as agreed to by the parties.

•	Aggregate hours in connection with the foregoing not to exceed 10 hours per week except as may be agreed to by Consultant.

3